Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-B Owner Trust
For the Month of February 1997
Distribution Date of March 20, 1997

Original Pool Amount                   $486,507,362.75

Beginning Pool Balance                 $436,095,079.95
Beginning Pool Factor                        0.8963792

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $14,748,325.90
  Interest Collected                     $3,646,770.97

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $440,053.06
Total Additional Deposits                  $440,053.06

Repos/Chargeoffs                           $878,067.63
Aggregate Number of Notes Charged Off               53

Total Available Funds                   $18,835,149.93

Ending Pool Balance                    $420,468,686.42
Ending Pool Factor                           0.8642597

Servicing Fee                              $363,412.57

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance (See Memo Item)     $10,945,390.90
  Target Percentage                               2.50%
  Target Balance                        $10,511,717.16
  Minimum Balance                        $9,730,147.26
  (Release)/Deposit                       $(433,673.74)
  Ending Balance                        $10,511,717.16

Current Weighted Average APR:                   10.147%
Current Weighted Average Remaining Term (months):   45%

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,723,618.43    2,155
    31-60 days                             565,323.79      433
    60+ days                               131,805.85       97

    Total                                3,420,748.07    2,163

  Balances: 60+ days                     4,097,975.10       97

Memo Item - Reserve Account
  Prior month                          $10,902,377.00
  + Invest. Income                          43,013.90
  - Transfer to Collections Account              0.00
Beginning Balance                      $10,945,390.90

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-B Owner Trust
For the Month of February 1997


                                                                       NOTES                            CLASS B          CLASS C
                                      TOTAL          CLASS A-1        CLASS A-2        CLASS A-3      CERTIFICATES     CERTIFICATES
Original Pool Amount
 Distributions:                  $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages (1)                             100.00%            0.00%            0.00%           0.00%           0.00%
 Coupon                                                    5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $436,095,079.95
Ending Pool Balance              $420,468,686.42
Collected Principal               $14,748,325.90
Collected Interest                 $3,646,770.97
Charge-Offs                          $878,067.63
Liquidation Proceeds/Recoveries      $440,053.06
Servicing                            $363,412.57
Cash Transfer from Reserve Acct            $0.00
  Total Collections Available
    for Debt Service              $18,471,737.36

Beginning Balance                $436,095,079.95   $56,087,717.20  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75

Interest Due                       $2,239,859.85      $256,601.31      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Interest Paid                      $2,239,859.85      $256,601.31      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Principal Due                     $15,626,393.53   $15,626,393.53            $0.00            $0.00           $0.00           $0.00
Principal Paid                    $15,626,393.53   $15,626,393.53            $0.00            $0.00           $0.00           $0.00

Ending Balance                   $420,468,686.42   $40,461,323.67  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.3799185321     1.0000000000     1.0000000000    1.0000000000    1.0000000000

Total Distributions               $17,866,253.38   $15,882,994.84      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
 Total Shortfall
  (required from Reserve)                  $0.00            $0.00            $0.00            $0.00           $0.00           $0.00

Excess Servicing                     $605,483.98

Beginning Reserve
 Account Balance                  $10,945,390.90   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                      ($433,673.74)
Ending Reserve Account Balance    $10,511,717.16


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 93.5% thereafter until all the Notes have been paid in full. No principal distributions to Class
     A-2 until Class A-1 has been paid in full. No principal distributions to Class A-3 until Class A-2 has been paid in full.

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-B Owner Trust
For the Month of February 1997

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                      5               4                3                2                1
                                   Oct 1996        Nov 1996         Dec 1996         Jan 1997         Feb 1997

Beg. Pool Balance              $486,507,362.75  $471,983,852.01  $462,375,764.00  $449,329,330.86  $436,095,079.95

A) Loss Trigger:
Principal of Contracts
  Charged off                      $533,952.94      $138,745.01      $969,247.14      $809,912.35      $878,067.63
Recoveries                               $0.00       $23,776.07       $88,657.60      $301,836.56      $440,053.06

Loss Trigger - Reserve Account Balance                              Loss Trigger - Certificate Lockout Event
Total Charged off (Months 5,4,3)                  $1,641,945.09       Total Charged off (Months 1-6)      $3,329,925.07
Total Recoveries (Months 3,2,1)                     $830,547.22       Total Recoveries (Months 1-6)          854,323.29
Net Loss/(Recoveries) for 3 Mos.                    $811,397.87(a)    Net Loss/(Recoveries) for 6 Mos.    $2,475,601.78(c)

Total Balance Months 5,4,3)                   $1,420,866,978.76(b)    Total Balance (Months 1-6)      $2,306,291,389.57(d)

Loss Ratio Annualized [(a/b)(12)]                        0.6853%      Loss Ratio Annualized [(c/d)(12)]          1.2881%

Trigger: Is Ratio> 1.5%                                      No       Trigger: Is Ratio> 6.0%                        No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                    $3,914,911.67    $2,920,133.41    $4,097,975.10
   As % of Beginning
     Pool Balance                                                       0.84669%         0.64969%         0.93970%
   Three Month Average                                                  0.45483%         0.64204%         0.81209%

Trigger:  Is Average> 2.0%                                   No

C) Noteholders Percent Trigger:                          2.1606%
   Ending Reserve Acct. Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                                  No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer